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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Fischer Imaging
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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12300 North Grant Street
Denver, Colorado 80241
(303) 452-6800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 5, 2002

        Notice is hereby given that the Annual Meeting of Stockholders of Fischer Imaging Corporation, or the Company, will be held at the Company's headquarters, 12300 North Grant Street, Denver, Colorado 80241, on Wednesday, June 5, 2002 at 3:00 p.m., for the following purposes, as more fully described in the proxy statement accompanying this notice:

  (1)
  To elect two Class II directors to the Board of Directors to serve for a three-year term ending in the year 2005 or until their successors are duly elected and qualified; and

  (2)
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders holding shares of Common stock of record at the close of business on April 22, 2002, will be entitled to notice of, or to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE HAS BEEN ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU STILL HAVE THE POWER TO REVOKE IT AT ANY TIME, AND YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Sincerely,

Gerald D. Knudson Chief Executive Officer

Denver, CO
April 30, 2002

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

FISCHER IMAGING CORPORATION
12300 North Grant Street
Denver, Colorado 80241

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 5, 2002

        The enclosed proxy is solicited on behalf of the Board of Directors of Fischer Imaging Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday, June 5, 2002 at 3:00 p.m., or at any adjournment or postponement thereof, at the Company's headquarters, 12300 North Grant Street, Denver, Colorado 80241. This Proxy Statement and the enclosed proxy are being mailed to all stockholders entitled to vote at the Annual Meeting on or about May 9, 2002.

Voting

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 22, 2002, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 9,230,428 shares of the Company's common stock, par value $0.01, or Common Stock, were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 22, 2002. Stockholder voting for the election of directors is non-cumulative.

        All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Proxies

        If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such director is withheld. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 12300 North Grant Street, Denver, Colorado 80241, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals for Next Year's Meeting

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 Annual Meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is February 1, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and form of proxy must do so no earlier than the close of business on April 10, 2003 nor later than the close of business on May 1, 2003.

PROPOSAL ONE: ELECTION OF DIRECTORS

        The Company's Board of Directors is divided into three classes with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board determines by resolution that any such vacancies shall be filled by election by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        At the Annual Meeting, two Class II directors are to be elected to hold office for a term of three years, or until their successors have been duly elected and qualified. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of David G. Bragg, M.D. and Gerald D. Knudson. Information with respect to each nominee is set forth in the section entitled "Board of Directors." Dr. Bragg is a current director of the Company. Mr. Knudson is a current director of the Company and is also the Company's Chief Executive Officer. The proxy cannot be voted for more than two nominees.

        Election of the directors will require the affirmative vote of a plurality of the shares of Common Stock voted at the Annual Meeting, assuming a quorum is present. Brokerage firms who hold shares in "street name" for customers have the authority to vote those shares with respect to the election of the director if such firms have not received voting instructions from a beneficial owner. Stockholders do not have a right to cumulate votes in the election of directors.

Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

BOARD OF DIRECTORS

Nominees and Members of the Board of Directors

        The Board of Directors consists of three classes of directors, each class serving for the three-year term ending in successive years. The authorized number of directors is currently six. The Class II directors, whose terms will expire at the 2002 Annual Meeting, are David G. Bragg, M.D. and Gerald D. Knudson. The Class III directors, whose terms will expire at the 2003 Annual Meeting, are Morgan

W. Nields and Teresa W. Ayers. The Class I director, whose term will expire at the 2004 Annual Meeting, is Kathryn A. Paul.

        The following table lists the proposed members of the Board of Directors and their ages, positions with the Company, terms of office and the years they were first elected as directors:

	Name	Age	Position with the Company	Director Since
Class II	Nominees For A Three Year Term Expiring in 2005:
	David G. Bragg, M.D.	69	Director	1985
	Gerald D. Knudson	58	Director	2000
Class III	Directors Whose Terms Expire in 2003:
	Morgan W. Nields	56	Chairman of the Board	1973
	Teresa W. Ayers	48	Director	2002
Class I	Director Whose Term Expires in 2004:
	Kathryn A. Paul	55	Director	1998

Directors

        Teresa W. Ayers has been a director of the Company since 2002. Ms. Ayers served as Chief Executive Officer and director of Genomica Corporation, a genomics software developer, from June 1999 to January 2002. From 1997 to 1999, Ms. Ayers served as President, Chief Executive Officer and director of BioStar, Inc., a point-of-care diagnostics company. From 1995 until 1997, Ms. Ayers served as BioStar's President and Chief Operating Officer and, from 1992 until 1995, as BioStar's Vice President of Finance. She chairs Fischer's Audit Committee and is a member of the Compensation and Human Resources Committee and Corporate Governance Committee. Ms. Ayers holds a B.B.A. from the University of Georgia and practiced as a Certified Public Accountant with Arthur Andersen LLP for over ten years.

        David G. Bragg, M.D. has been a director of the Company since 1985. Dr. Bragg is a Professor Emeritus and former Chairman of the Department of Radiology, University of Utah School of Medicine, with which he has been affiliated since 1970. He is also currently Special Assistant to the Director, Diagnostic Imaging Program of the National Cancer Institute, a member of the American Board of Radiology, and a director of the American Investment Bank, N.A. Dr. Bragg is a member of Fischer's Audit Committee, Compensation and Human Resources Committee and Corporate Governance Committee. Dr. Bragg holds a B.A. from Stanford University and an M.D. from the University of Oregon.

        Gerald D. Knudson has been a director of the Company since June 2000 and Chief Executive Officer effective May 1, 2002. From 2000 until October 2001, Mr. Knudson was Chairman and Chief Executive Officer of Combimatrix Corporation, a developer of arrays and other genomics products. From 1997 to 1999, Mr. Knudson served as Executive Vice President of Sterling Diagnostic Imaging, Inc, a medical imaging company. He served as President of the Medical Imaging Systems Division of Polaroid Corporation 1994 through 1997, when the division was sold to Sterling. Mr. Knudson also is currently a member of the board of directors of several non-public companies. He is a member of Fischer's Corporate Governance Committee. Mr. Knudson holds a B.A. in Biology from Augustana College.

        Morgan W. Nields currently serves as Chairman of the Board, a position he has held since the Company's incorporation in 1973. He served as the Company's Chief Executive Officer from 1973 until December 2000 and served as President from August 1990 until December 1992. Mr. Nields is a Director and member of the Board of Governors of the National Electrical Manufacturers Association (NEMA). He is also a director of Breast Health Management, Inc. and Rad-icon Imaging Inc. He holds a B.A. from Williams College and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

        Kathryn A. Paul has been a director of the Company since March 1998. Ms. Paul is currently President of Delta Dental Plan of Colorado, a dental insurance company. Prior to Delta Dental, Ms. Paul worked at Kaiser Permanente, a provider of managed health care services, since 1970 and held a variety of management positions including serving as Senior Vice President and Regional Manager, Ohio Region from 1986 to 1994, President of the Colorado and Kansas City regions from 1994 to 1996, President of the Rocky Mountain Division from 1996 to March 1999, and from March 1999 until December 1999, as President of Group Operations West, with responsibility for Kaiser Permanente operations in Colorado, Hawaii, Seattle, Portland, and Kansas City. Ms. Paul is also a member of the board of directors of the Federal Reserve Bank of Kansas City Denver Branch, the Horizon Organic Dairy Holding Company, and a variety of civic and charitable organizations. She chairs Fischer's Compensation and Human Resources Committee and the Corporate Governance Committee and serves as a member of the Audit Committee. Ms. Paul holds a B.A. and a M.P.H. from the University of California at Berkeley. She also is a graduate of the Advanced Management Program at the Harvard University Graduate School of Business Administration.

Board Meetings and Committees

        The Board of Directors held 6 in-person meetings in 2001 and held several additional meetings via teleconference to receive updates on the Company's status. Each director attended 100% of the meetings of the Board of Directors and committees of which he or she was a member during 2001.

        The Board of Directors has an Audit Committee, which is presently composed of Ms. Ayers, Dr. Bragg and Ms. Paul. During 2001 and until April 2002, the Audit Committee was composed of Mr. Knudson, Ms. Paul and Dr. Bragg. The Audit Committee met 6 times in 2001 to consider various accounting and auditing matters related to the Company, to review the Company's financial statements, to review the services rendered by the Company's independent public accountants and to recommend the selection of independent public accountants for the Company. The Audit Committee has adopted a written charter, which was filed as an exhibit to the Company's proxy statement for the annual meeting of the stockholders in June 2001. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

        The Board of Directors also has a Compensation and Human Resources Committee, which is presently composed of Ms. Paul, Ms. Ayers and Dr. Bragg. During 2001 and until April 2002, the Compensation and Human Resources Committee was composed of Ms. Paul, Dr. Bragg and Mr. Knudson. The Compensation and Human Resources Committee met 6 times in 2001 to review and recommend compensation for the Company's senior officers. The Compensation and Human Resources Committee also administers the Company's 1991 Stock Option Plan and Employee Stock Purchase Plan.

        In November of 2001, the Board of Directors formed a Nominating Committee that is now called the Corporate Governance Committee, which is presently composed of Ms. Paul, Ms. Ayers, Dr. Bragg and Mr. Knudson. The Corporate Governance Committee met once during 2001. The Corporate Governance Committee reviews and makes recommendations to the Board concerning its composition, organization and processes; the type, function, size and membership of Board committees;

qualifications and eligibility requirements for Board members; evaluation of the Board; Board compensation; the Board's relationship with the Chairman and Chief Executive Officer and other corporate governance issues. The Corporate Governance Committee also recommends to the Board candidates for election as directors, and will consider nominees recommended by stockholders. Stockholder recommendations should be submitted in writing to Fischer's Corporate Secretary, 12300 North Grant Street, Denver, CO 80241, with a description of the proposed nominee's qualifications and other relevant biographical information, and the nominee's consent to serve as a director. See "Deadline for Receipt of Stockholder Proposals for Next Year's Meeting" on page 3 of this proxy statement for further information about submitting nominees. In addition, please review our Bylaws for specific requirements for the nomination of directors by stockholders.

Lead Director Position

        In November 2001, the Board amended the Company's Bylaws to create the position of Lead Director. The Lead Director must be a current member of the Board of Directors and may be appointed at any time by the vote of a majority of the independent members of the Board of Directors. The independent members of the Board of Directors may delegate such authority and assign such duties to the Lead Director as they may determine, with the exception of those duties conferred by law on the Chairman of the Board, the President and the Chief Executive Officer. The compensation, term of service and, if applicable, removal of the Lead Director is determined by a vote of the independent members of the Board of Director. In November 2001, the independent members of the Board of Directors nominated Mr. Knudson to serve as the Company's Lead Director until May 1, 2002.

Compensation of Directors

        All non-employee directors of the Company are reimbursed for expenses incurred for attendance at the meetings of the Board of Directors and each receives an annual director's fee of $10,000. In May 2001, the Board of Directors approved an additional fee of $2,000 for each in-person meeting of the Board of Directors attended by such director.

        Pursuant to the Director Stock Option Plan, which was adopted in 1993 and amended in 1998, and is administered by the Board of Directors, a director who is not an employee of the Company automatically receives a grant of options to purchase 5,000 shares of Common Stock upon his or her election to the Board of Directors, plus an additional grant of option to purchase 5,000 shares on each February 26ththereafter (if the person remains a director on such date). Members of the Board of Directors serving on the Compensation and Human Resources and Audit Committees receive additional options to purchase 1,000 shares of Common Stock upon election to these committees, and each February 26ththereafter. The options automatically granted under the Director Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant, are immediately exercisable and expire ten years from their date of grant. If a person ceases to be a director for any reason other than death or disability, the options remain exercisable for a period equal to the director's length of service, but not less than one year and not greater than five years. In the event of death or disability, the options remain exercisable for a period of twelve months, but in no event beyond ten years from the date of grant. A total of 300,000 shares of Common Stock has been reserved for issuance under the Director Plan. As of December 31, 2001, options to purchase 122,000 shares of Common Stock were outstanding under the Director Plan at an average exercise price of $4.83 per share.

        The Company entered into a consulting agreement with Gerald Knudson in December 2001. When Mr. Knudson was appointed as the Company's Chief Executive Officer effective May 1, 2002, the Board agreed to terminate Mr. Knudson's consulting agreement effective May 1, 2002. Pursuant to the agreement, Mr. Knudson worked as an independent contractor on the Company's top level strategies, the product and technology plan, the global marketing plan, and the corporate development plan.

Mr. Knudson received compensation of $15,000 per month for his consulting services. In addition to payment for his consulting services, Mr. Knudson received compensation of $35,000 for his service as Lead Director.

EXECUTIVE OFFICERS

        The current executive officers of the Company (other than those who also serve as Directors), are as follows:

Name	Age	Position with Company
Rodney B. Johnson	49	Vice President, Finance; Chief Financial Officer and Secretary

        All officers serve at the pleasure of the Board. None has an employment agreement.

        Rodney B. Johnson has served as Vice President, Finance, Chief Financial Officer, and Secretary of the Company since August 2000. Mr. Johnson was previously Chief Financial Officer of Source Management Corporation and served on Source Management's board of directors from 1996 to 2000. Mr. Johnson is a C.P.A. and holds a B.S. in Accounting from the University of Colorado and an M.B.A. from the University of Denver.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid to the Company's Chief Executive Officer during the fiscal year ended December 31, 2001 and the Company's executive officers whose salary and bonus exceeded $100,000 for services rendered during the fiscal years ended December 31, 2001, 2000 and 1999, also referred to in this proxy as the Named Executive Officers:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Awards
Payouts
					Restricted stock award(s) ($)	# of Securities Underlying Options
Name and Principal Position	Year	Salary(1)	Bonus	Other Annual Compensation			LTIP payouts ($)	All Other Compensation(2)
Morgan W. Nields Chairman of the Board	2001 2000 1999	$256,479 239,077 237,616	$102,900 91,100 13,249	$409 0 0	$0 0 0	0 25,000 25,000	$0 0 0	$75,750 75,750 75,750
Louis E. Rivelli(3) President Chief Executive Officer	2001 2000 1999	253,036 204,145 63,165	261,022 139,390 80,000	3,769 0 0	0 0 0	0 150,000 200,000	0 0 0	0 0 18,750
Rodney B. Johnson(4) Vice President Finance, Chief Financial Officer and Secretary	2001 2000 1999	143,395 50,769 0	22,400 3,000 0	0 0 0	0 0 0	0 50,000 0	0 0 0	0 0 0

(1)
The amount includes payouts, if any, for excess and accrued vacation.

(2)
These amounts principally represent the premiums paid under "split-dollar" life insurance on behalf of certain officers under which the Company will be reimbursed for premiums paid upon the officer's death. The executive receives no ownership in the portion of cash surrender value representing premiums paid under the policies until retirement, and then only if minimum service requirements have been met.

(3)
Mr. Rivelli joined the Company in August 1999. On April 18, 2002, the Company and Mr. Rivelli announced that he would no longer serve as the Company's Chief Executive Officer but would remain available for consultation on operational matters for an interim period.

(4)
Mr. Johnson joined the Company in August 2000.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information with respect to individual grants of stock options to the Company's Named Executive Officers during the fiscal year ended December 31, 2001:

	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in 2001			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
			Exercise or Base Price ($/Share)
Name				Expiration Date	At 5% ($)	At 10% ($)
Morgan W. Nields	0	—	—	—	—	—
Louis E. Rivelli	0	—	—	—	—	—
Rodney B. Johnson	0	—	—	—	—	—

(1)
Options granted to executive officers in 2000 vest in equal monthly increments over a four-year period, except that the initial 25% vests in its entirety only after one year.

(2)
Potential realizable values are reported net of the option exercise price, but before taxes associated with the exercise of the option. These amounts are based on the total of all option grants to the executive for the year and upon the assumed rates of appreciation over the 10 year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, as well as the option holder's continued employment through the vesting period. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END STOCK OPTION VALUES

        The table below sets forth information concerning exercises of stock options during 2001 and the value of stock options held at the end of the fiscal year ended December 31, 2001 by the Company's Named Executive Officers:

		Value Realized (market price at exercise, less Exercise price)
	# of Shares Acquired on Exercise		# of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options At December 31, 2001(1)
Name
			Exercisable	Unexercisable	Exercisable	Unexercisable
Morgan W. Nields	50,000	$643,542	240,729	19,271	$2,898,377	$232,023
Louis E. Rivelli	185,395	1,067,198	0	164,605	0	1,981,844
Rodney B. Johnson	12,500	128,750	0	37,500	0	451,500

(1)
Based on the closing stock price at December 31, 2001 of $12.04 per share, as reported on the Nasdaq Stock Market, less exercise price.

RETENTION BONUS PLAN

        In December 1995, the Board of Directors adopted a Retention Bonus Plan. Under the Retention Bonus Plan, in the event of a change of control of the Company, the Company will be required to make payments to executive officers and other key employees of the Company. A "change of control" under the Retention Bonus Plan is defined to occur upon the acquisition of 35% or more of the Company's outstanding Common Stock by a single person or group, the occurrence of specified changes in the composition of the Board of Directors within specified time periods, a consolidation or merger in which the Company is not the surviving corporation, the sale or other transfer of 50% or more of the assets or earnings power of the Company, the adoption of a plan of liquidation or dissolution of the Company, or certain other similar events. The Retention Bonus Plan is structured such that no payment made under the Plan will qualify as a "parachute payment" for purposes of Section 280G(b)(2) of the Internal Revenue Code. The Participants, which presently include the executive officers of the Company, are selected by the Board of Directors, which may select additional Participants in the future.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The Compensation and Human Resources Committee of the Company's Board of Directors currently consists of Ms. Paul, Ms. Ayers and Dr. Bragg. For the fiscal year ended December 31, 2001 and until April 18, 2002, Mr. Knudson served on the Committee. None of the current members of the Compensation and Human Resources Committee was an officer or employee of the Company at any time during the 2001 fiscal year or at any other time. Mr. Knudson was not an officer or employee of the Company during the 2001 fiscal year.

        No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation and Human Resources Committee.

        The following information contained in the Compensation and Human Resources Committee Report, the stock price performance graph and the Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

        The Company's executive compensation program is administered by the Compensation and Human Resources Committee of the Board of Directors, or the Committee. The Committee is currently composed of three non-employee Directors. During the Company's fiscal year ended December 31, 2001, the Compensation and Human Resources Committee was composed of Ms. Paul, chairman, Dr. Bragg and Mr. Knudson. Mr. Knudson ceased to serve on the Compensation and Human Resources Committee on April 18, 2002 and Ms. Ayers became a member of the Committee on that date.

        The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company's performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

        Since its inception, the Company has maintained the philosophy that compensation of its executive officers and others should be directly and materially linked to the Company's operating performance.

To achieve this linkage, executive compensation is partially weighted towards incentive compensation bonuses paid on the basis of the Company's operating performance or on the basis of predetermined individual objectives. After its review of the Company's programs, the Committee believes that the total compensation program for executives of the Company during 2001 was adequate.

2001 Executive Officer Compensation

        In 2001, the compensation packages paid to the executives consisted of base salary, incentive compensation (in the form of cash bonuses), and long-term incentive compensation (in the form of stock options).

Base Salary

        The Compensation and Human Resources Committee reviews the base salary levels for the Company's executive officers annually based on the Chief Executive Officer's recommendations. Base salaries are set to be competitive with the salaries paid by other publicly-traded medical capital equipment manufacturers with similar revenues (as determined by a review of publicly available information). These manufacturers include some of the companies that comprise the Company's Peer Index, located in the section of this Proxy entitled "Stock Price Performance Graph." The Committee also has retained Hay Associates to assist the Committee in determining standard compensation rates for executive officers and other senior management personnel through salary surveys conducted by Hay Associates. Base salaries are also set based on each particular executive's experience, expertise, responsibilities, potential for advancement, and other factors. The Compensation and Human Resources Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most companies, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

Incentive Compensation

        The incentive compensation program provides the potential for the executive officers and other key employees to earn cash incentive bonuses based on the Company's performance for the year, as well as on the basis of individual initiatives and achievements. The incentive bonus pool for 2001 was based on the Company's achievement of certain earnings targets and values assigned to individual objectives established at the beginning of 2001. These targets were set by the Compensation and Human Resources Committee, based on the recommendations of the Chief Executive Officer. Executive officers and other key employees generally share in the bonus pool in proportion to their base salary.

        The Compensation and Human Resources Committee may also approve, in its sole discretion, bonus payments to executive officers that are not directly linked to previously established performance objectives. There were no bonus payments of this type in 2001. Additionally, the Compensation and Human Resources Committee has authorized the Chief Executive Officer, where appropriate to an executive's specific employment responsibilities, to establish bonus opportunities based upon individual performance objectives.

Long-Term Incentive Compensation

        The Company provides long-term incentive compensation through its 1991 Stock Option Plan, referred to in this Proxy as the Plan, which provides for grants of stock options to executive officers and other key employees. The Compensation and Human Resources Committee uses stock options as a significant element of the executive officers' compensation packages. Because the executive officers receive no benefit from the stock options unless the Company's stock price appreciates, the options are intended to provide incentives for the executive officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing stockholder value.

        The Compensation and Human Resources Committee approved the stock options granted to executive officers in 2001 based on the objectives described above. The options granted in 2001 vest 25% on the date which is one year from date of grant, with the remainder vesting in equal monthly installments over the following 36 months. The size and nature of the option grants made to the executive officers in 2001 were determined based on a subjective evaluation of the appropriate level of incentive necessary to retain on a long-term basis the services of executives with the experience, expertise, and responsibilities of the executive group.

Compensation of Chief Executive Officer

        In 2001, the Compensation and Human Resources Committee structured the compensation package of Louis E. Rivelli in the same manner and based upon similar objectives as the Company's other executive officers. Mr. Rivelli served as the Company's President and Chief Executive Officer from December 2000 until April 2002. He received $261,022 of cash incentive bonuses for 2001. The Compensation and Human Resources Committee believes that Mr. Rivelli's total compensation package for 2001 appropriately reflected his importance and contributions to the Company.

Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the federal income tax deductions of publicly traded companies to the extent that total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. The Compensation and Human Resources Committee intends to design the Company's compensation program so that the compensation paid to its employees will be completely deductible by the Company.

        Submitted by the Compensation and Human Resources Committee of the Company's Board of Directors:

Kathryn A. Paul Compensation and Human Resources Committee Chairman	David G. Bragg, M.D. Compensation and Human Resources Committee Member	Gerald D. Knudson* Compensation and Human Resources Committee Member

*Mr. Knudson served as a member of the Company's Compensation and Human Resources Committee during the fiscal year ended December 31, 2001 and until April 18, 2002.

FIVE YEAR STOCK PRICE PERFORMANCE GRAPH

        The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common stock for the five year period from December 31, 1996 to December 31, 2001, with the cumulative total return on the Nasdaq National Market Index and a Peer Group Index over the same period. (Assumes the investment of $100 in the Company's Common Stock and the respective indices on December 31, 1996, with all dividends reinvested).

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2001

AUDIT COMMITTEE REPORT

        The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001 included in the Company's Annual Report on Form 10-K for that year.

        The audit committee has reviewed and discussed these audited financial statements with management of the Company.

        The audit committee has discussed with the Company's independent auditors for the fiscal year ended December 31, 2001, Arthur Andersen LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The audit committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with Arthur Andersen LLP the independence of Arthur Andersen LLP from the Company.

        The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP during the fiscal year ended December 31, 2001 was compatible with maintaining the independent auditor's independence. It is the judgment of the Audit Committee that the level of effort and mix of professional services did not constitute a conflict of interest and therefore did not compromise the auditor's independence.

        Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

        Submitted by the Audit Committee of the Board of Directors:

Gerald D. Knudson* Audit Committee Chairman	David G. Bragg, M.D. Audit Committee Member	Kathryn A. Paul Audit Committee Member

*Mr. Knudson served as a member of the Company's Audit Committee during the Fiscal Year ended December 31, 2001 and until April 18, 2002.

ACCOUNTING EXPENSES

Audit Fees	$161,500
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$0

        The Audit Committee has determined that provision of the services covered in "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the principal accountant's independence.

INDEPENDENT AUDITORS

        Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended December 31, 2001. The Company's Board of Directors is currently evaluating whether it is in the best interests of the Company and its stockholders to retain Arthur Andersen LLP as the Company's independent auditors for the fiscal year ended December 31, 2002. The Board of Directors will announce to the stockholders at the Annual Meeting its selection of the Company's independent auditors for the fiscal year ended December 31, 2002. A representative of the independent auditing firm selected to audit the Company's financials for the fiscal year ended December 31, 2002 will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's officers, directors and persons who are beneficial owners of more than 10% of the Company's Common Stock, or 10% beneficial owners, are required to file reports of their holdings and transactions in the Company's Common Stock with the SEC and the Nasdaq Stock Market and to furnish the Company with copies of such reports.

        Based solely upon its review of the reports it has received and upon written representations it has obtained from these persons, the Company believes that the Company's officers, directors and 10% beneficial owners have complied with all such filing requirements in 2001, except for Louis E. Rivelli, who served as the Company's President and Chief Executive Officer from December 2000 until April 2002, who failed to timely file three reports on Form 4 reporting his transactions in the Company's stock that occurred in August, September and November, 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of April 20, 2002, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) the Company's current Chief Executive Officer, (iv) the Company's Chief Executive Officer as of December 31, 2001 and those executive officers of the Company other than the Chief Executive Officer whose salary and bonus exceeded $100,000 as of the end of the Company's fiscal year; and (v) all current directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner
	Number		Percentage
Arnold H. Snider Deerfield Management Co., and Deerfield Partners, L.P. 450 Lexington Avenue, Suite 1450 New York, NY 10017	1,675,000	(2)	18.1%
Robert Sussman Bentley Capital Management, Inc. 520 Madison Avenue New York, New York 10022	772,000	(3)	8.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	561,500	(4)	6.1%
Directors and officers:
Teresa W. Ayers	7,000	(5)	*
Morgan W. Nields	1,251,954	(6)	13.2%
Louis E. Rivelli	58,175	(7)	*
David G. Bragg, M.D	10,000	(8)	*
Rodney B. Johnson	0		*
Gerald D. Knudson	20,000	(9)	*
Kathryn A. Paul	20,000	(10)	*
All directors and executive officers as a group (7 persons)	1,367,129	(11)	14.3%

*
Less than 1%

(1)
This table is based upon information supplied by officers and directors and Schedules 13G filed by principal stockholders with the Securities and Exchange Commission, or the SEC, in March 2002. Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power over the shares. The number of shares held includes all shares underlying options that will be exercisable on or prior to June 21, 2002.

(2)
Based on information supplied by Beneficial Owner, Arnold H. Snider, President of Deerfield Capital, L.P., has shared voting and investment power over 1,675,000 shares. Deerfield Capital, L.P. and Deerfield Partners, L.P. have shared voting and investment power over 1,175,850 shares and

  Deerfield Management Company and Deerfield International Limited have shared voting and investment power over 499,150 shares.

(3)
Based on information supplied by Beneficial Owner, Robert Sussman, President of Bentley Capital Management, Inc. has 182,000 shares with shared power to vote or direct the vote; 290,000 shares with shared power to dispose or to direct the disposition of.

(4)
Based on information supplied by Beneficial Owner, T. Rowe Price Associates, Inc. has sole voting power of 162,000 shares.

(5)
Represents 7,000 shares that may be purchased pursuant to options exercisable prior to June 21, 2002.

(6)
Includes 170,523 and 118,943 shares held by The Robert L. Nields Trust and the Florence Wesson Nields Irrevocable Trust, respectively. Mr. Nields is a co-trustee and a beneficiary of both trusts and exercises shared voting and investment power as to such shares. Mr. Nields disclaims beneficial ownership of the shares held by both trusts except to the extent of his proportionate interest as beneficiary of the trusts. The amount shown also includes 255,311 shares that may be purchased pursuant to options exercisable prior to June 21, 2002.

(7)
Includes 12,500 shares that may be purchased pursuant to options exercisable prior to June 21, 2002.

(8)
Represents 10,000 shares that may be purchased pursuant to options exercisable prior to June 21, 2002.

(9)
Represents 20,000 shares that may be purchased pursuant to options exercisable prior to June 21, 2002.

(10)
Represents 20,000 shares that may be purchased pursuant to options exercisable prior to June 21, 2002.

(11)
Includes 324,811 shares that may be purchased pursuant to options exercisable prior to June 21, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's Denver headquarters and manufacturing facility is leased from JN Properties, a partnership whose general partners are Morgan W. Nields, Chairman of the Board of Directors of Fischer, and another stockholder of Fischer, under a lease effective August 1, 1992, which expires July 31, 2012. The lease requires Fischer to pay all taxes, insurance, operating and maintenance expenses for the facility, and provides for an annual base rent which is subject to adjustment at the beginning of the 8th, 13th and 18th lease year based on the then-current market rent for similar premises, provided that the base rent may not be increased at any one time by more than 7%. Fischer made total lease payments of $755,780 in 2001. The lease was approved by a majority of the Company's disinterested directors at the time it was entered into by the Company. The Company believes that this lease was entered into for bona fide business purposes and was on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

        In 1999, the Company extended an interest-free loan in the amount of $252,000 to Louis E. Rivelli, the then-President and Chief Operating Officer, in consideration for his agreement to relocate to Colorado immediately. At December 31, 2001, $100,000 of the loan was outstanding and is to be repaid in full by August 2004. Mr. Rivelli served as the Company's President and Chief Executive Officer from December 2000 until April 2002.

OTHER MATTERS

        The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

        Any stockholder who executes and returns the Proxy may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy.

        THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SEC ON APRIL 15, 2002. UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO RODNEY B. JOHNSON, CORPORATE SECRETARY, FISCHER IMAGING CORPORATION, 12300 NORTH GRANT STREET, DENVER, COLORADO 80241, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 WILL BE PROVIDED WITHOUT CHARGE.

The Board of Directors of Fischer Imaging Corporation

Denver, Colorado
May 6, 2002

Fischer Imaging Corporation
PROXY
Annual Meeting of Stockholders, June 5, 2002
This Proxy is Solicited on Behalf of the Board of Directors of
Fischer Imaging Corporation

          The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 5, 2002 and the Proxy Statement and appoints Rodney B. Johnson and Morgan W. Nields, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Fischer Imaging Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the headquarters of the Company, 12300 North Grant Street, Denver, Colorado 80241, on Wednesday, June 5, 2002 at 3:00 Mountain Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1.	To elect two directors to serve for three-year terms ending in the year 2005 or until their successors are duly elected and qualified:
		FOR	WITHHOLD AUTHORITY TO VOTE
David G. Bragg, M.D.

Gerald D. Knudson

2.	FOR AGAINST ABSTAIN	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF the listed proposal. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the other proposal.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)
Please sign your name:		Date:

(Authorized Signature(s))

QuickLinks

PROPOSAL ONE: ELECTION OF DIRECTORS
BOARD OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END STOCK OPTION VALUES
RETENTION BONUS PLAN
COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
FIVE YEAR STOCK PRICE PERFORMANCE GRAPH
Comparison of 5 Year Cumulative Total Return Assumes Initial Investment of $100 December 2001
AUDIT COMMITTEE REPORT
ACCOUNTING EXPENSES
INDEPENDENT AUDITORS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS